Exhibit 99.1
Tier Technologies, Inc.
10780 Parkridge Blvd., Suite 400
Reston, VA 20191

CONTACT:
Matt Brusch, Director of Communications
mbrusch@tier.com
(571) 382-1048

Tier Technologies Files Fiscal 2006 Second Quarter Form 10-Q

RESTON, Va., November 14, 2006 – Tier Technologies, Inc. (OTC: TIER), today announced that it has filed its Quarterly Report on Form 10-Q for the fiscal year 2006 second quarter ended March 31, 2006.

On December 14, 2005, Tier announced the delay in filing its fiscal year 2005 Form 10-K, and the expected restatement of its financial results for the fiscal years ended September 30, 2002, 2003 and 2004 and for the associated fiscal quarters as needed. Subsequently, Tier did not file timely reports on Form 10-Q for the quarters ended December 31, 2005, March 31, 2006 and June 30, 2006.

Tier filed its amended fiscal year 2004 Form 10-K/A on October 25, 2006, its fiscal year 2005 Form 10-K on October 27, 2006, and its fiscal year 2006 first quarter Form 10-Q/A on November 13, 2006.

Net revenues for the fiscal year 2006 second quarter were $37.5 million, an increase of 6% as compared to net revenues of $35.4 million for the restated fiscal year 2005 second quarter.

Net loss per diluted share was $(0.26) for the fiscal year 2006 second quarter, as compared to net income per diluted share of $0.09 for the restated fiscal year 2005 second quarter. Significant items contributing to the net loss in the fiscal year 2006 second quarter were recognition of a $2.8 million forward loss on a contract; $1.9 million in costs associated with Tier’s financial restatements and account reconciliation of a payment processing center; and $0.3 million of stock-based compensation expenses resulting from the implementation of SFAS 123R.

Cash, cash equivalents and investments on March 31, 2006 totaled $66.0 million, representing an increase of approximately $1.7 million as compared to $64.3 million on September 30, 2005. The Company has no short-term or long-term debt.

Tier anticipates completing and filing all outstanding SEC filings, including all fiscal year 2005 and all remaining 2006 Quarterly Reports on Form 10-Q over the next several weeks. Tier expects to timely file its fiscal year 2006 Form 10-K and will announce an investor conference call at that time to discuss its fiscal year 2006 and historical financial results.

At the appropriate time, Tier expects to file an application seeking to relist its common stock on the Nasdaq Stock Market.

About Tier

Tier Technologies, Inc. offers a diversified array of innovative business and financial transaction processing solutions. Headquartered in Reston, Virginia, Tier’s clients include more than 2,200 federal, state, and local governments, educational institutions, utilities and commercial clients in the U.S. and abroad. Tier provides information technology solutions and, through its Official Payments Corp. subsidiary, delivers payment processing solutions for a wide range of markets. From designing, installing and maintaining cutting-edge public sector software systems, to delivering fast, secure and convenient financial transaction processing solutions, Tier provides integrated information solutions that solve problems while balancing innovation with practicality. For more information, see www.tier.com and www.officialpayments.com.

Statements made in this press release that are not historical facts are forward-looking statements that are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Tier undertakes no obligation to update any such forward-looking statements. Each of these statements is made as of the date hereof based only on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including, but not limited to: the impact of the Company’s restatement process on its financial results; uncertainties surrounding the restatement process, including the predictions for timing of filing; the impact of governmental investigations; risks that the Company’s independent auditors might have audit adjustments that result in additional delay; and risks that the Company’s inability to complete the restatement of its financial statements will impact operations. For a discussion of the factors which may cause our actual events or results to differ from those projected, please refer to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2006 filed today with the SEC.

(Financial tables follow)

TIER TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS

(in thousands)	March 31, 2006	September 30, 2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$20,833	$27,843
Investments in marketable securities	45,200	36,493
Accounts receivable, net	14,413	19,449
Unbilled receivables	3,357	3,094
Prepaid expenses and other current assets	2,652	3,680

Total current assets	86,455	90,559
Property, equipment and software, net	13,591	13,501
Long-term accounts receivable	1,314	1,560
Goodwill	37,567	37,567
Other intangible assets, net	24,013	26,147
Restricted investments	5,076	3,335
Investment in unconsolidated affiliate	4,071	3,590
Other assets	2,681	483

Total assets	$174,768	$176,742

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$822	$1,902
Income taxes payable	6,884	7,113
Accrued compensation liabilities	5,125	5,139
Accrued subcontractor expense	2,720	3,226
Other accrued liabilities	12,157	7,738
Deferred income	5,745	7,795
Other current liabilities	63	98
Total current liabilities	33,516	33,011
Other liabilities	2,059	2,192

Total liabilities	35,575	35,203

Shareholders’ equity:
Preferred stock, no par value, authorized shares: 4,579: no shares issued or outstanding	—	—
Common stock and paid-in capital–Shares authorized: 44,260; shares issued: 20,383 and 20,374; shares outstanding: 19,499 and 19,490	183,003	182,066
Treasury stock—at cost, 884 shares	(8,684)	(8,684)
Notes receivable from related parties	(4,132)	(3,998)
Accumulated other comprehensive loss	(68)	(111)
Accumulated deficit	(30,926)	(27,734)

Total shareholders’ equity	139,193	141,539

Total liabilities and shareholders’ equity	$174,768	$176,742

TIER TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended March 31,		Six months ended March 31,
		2005		2005
(in thousands, except per share data)	2006	(As restated)	2006	(As restated)

Revenues	$37,474	$35,396	$77,356	$67,156

Costs and expenses:
Direct costs	30,696	22,888	58,592	44,810
General and administrative	8,859	6,639	15,782	13,181
Selling and marketing	2,740	2,689	5,320	5,357
Depreciation and amortization	1,325	1,568	2,644	3,116

Total costs and expenses	43,620	33,784	82,338	66,464

(Loss) income before other income (loss) and income taxes	(6,146)	1,612	(4,982)	692

Other income (loss):
Equity in net income (loss) of unconsolidated affiliate	462	(147)	521	(242)
Net interest income	683	379	1,274	674

Total other income	1,145	232	1,795	432

(Loss) income before income taxes	(5,001)	1,844	(3,187)	1,124
Income tax provision	—	39	5	39

Net (loss) income	$(5,001)	$1,805	$(3,192)	$1,085

Basic and diluted earnings (loss) per share	$(0.26)	$0.09	$(0.16)	$0.06

Weighted-average common shares used in computing:
Basic (loss) earnings per share	19,493	19,464	19,491	19,448
Diluted (loss) earnings per share	19,493	19,539	19,491	19,573

TIER TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six months ended March 31,
		2005
(in thousands)	2006	(As restated)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income:	$(3,192)	$1,085
Non-cash items included in net income:
Depreciation and amortization	4,478	4,105
Loss on retirement of equipment and software	28	(129)
Provision for doubtful accounts	599	235
Equity in net (income) loss of unconsolidated affiliate	(521)	242
Accrued forward loss on contract	2,791	—
Share based compensation	734	—
Net effect of changes in assets and liabilities:
Accounts receivable	4,420	(5,502)
Prepaid expenses and other assets	(1,170)	(402)
Accounts payable and accrued liabilities	(144)	2,343
Income taxes payable	(229)	—
Deferred income	(2,050)	318
Cash provided by operating activities	5,744	2,295

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(42,100)	(3,715)
Sales and maturities of marketable securities	32,214	17,045
Purchases of restricted securities	(2,878)	(787)
Maturities of restricted investments	2,371	—
Purchase of equipment and software	(2,392)	(6,764)
Investment in subsidiaries and unconsolidated affiliate	—	(4,005)
Other investing activities	(1)	(215)

Cash (used in) provided by investing activities	(12,786)	1,559

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock	69	388
Capital lease obligations and other financing arrangements	(31)	(44)

Cash provided by financing activities	38	344
Effect of exchange rate changes on cash	(6)	(47)

Net (decrease) increase in cash and cash equivalents	(7,010)	4,151
Cash and cash equivalents at beginning of period	27,843	28,495

Cash and cash equivalents at end of period	$20,833	$32,646

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$8	$14
Income taxes paid, net	$188	$126
SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS:
Equipment acquired under capital lease obligations and other financing arrangements	$14	$40